Exhibit 99.1
PepsiCo Reports Fourth-Quarter and Full-Year 2019 Results; Provides 2020 Financial Outlook
Reported (GAAP) Fourth-Quarter and Full-Year 2019 Results

	Fourth-Quarter	Full-Year
Net revenue growth	5.7%	3.9%
Foreign exchange impact on net revenue	—%	(2)%
Earnings per share (EPS)	$1.26	$5.20
EPS change	(74)%	(41)%
Foreign exchange impact on EPS	—%	(1)%
Organic/Core (non-GAAP)1 Fourth-Quarter and Full-Year 2019 Results

	Fourth-Quarter	Full-Year
Organic revenue growth	4.3%	4.5%
Core EPS	$1.45	$5.53
Core constant currency EPS change	(2.5)%	(1)%
PURCHASE, N.Y. - February 13, 2020 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2019.

“We are pleased with our performance for 2019 as we met or exceeded each of the financial goals we outlined at the beginning of the year. Our revenue growth accelerated for the full year as we embarked on our strategy to win with purpose by becoming Faster, Stronger, and Better. We increased brand support to become more locally relevant and consumer-centric, we strengthened our go-to-market execution to enhance our customer relationships, and we embraced a new set of initiatives to help build a more sustainable food system,” said Chairman and CEO Ramon Laguarta.

“For 2020, we expect to deliver 4% organic revenue growth and 7% core constant currency EPS growth. We will continue to invest in our business and strive to develop advantaged capabilities that will fortify our business for the long-term.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “Organic,” “Core” and “Constant Currency” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2020 growth objectives and financial targets. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and mark-to-market adjustments. Please refer to PepsiCo’s Form 10-K filed with the SEC on February 13, 2020 (2019 Form 10-K) for additional information regarding PepsiCo’s financial results for the year ended December 28, 2019. Please refer to the 2019 Form 10-K for information regarding changes to our organizational structure during the fourth quarter 2019, as a result of which our former Europe Sub-Saharan Africa (ESSA) segment has been realigned as Europe and no longer includes Sub-Saharan Africa and our former Asia, Middle East and North Africa (AMENA) segment has been realigned into two segments: Africa, Middle East and South Asia (AMESA) and Asia Pacific, Australia and New Zealand and China region (APAC). Our historical segment reporting presented herein has been retrospectively revised to reflect the new organizational structure.

Summary Fourth-Quarter 2019 Performance

Revenue					Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures and Other Structural Changes		Food/Snacks	Beverages
FLNA	3	—	—	3	2
QFNA	—	—	—	—	1
PBNA	4	—	(1)	3		—
LatAm	5	1	—	6	(1)	3
Europe	15	—	(9)	6	2	2
AMESA	3	(1)	6	8	9	6
APAC	8	1	—	9	7	4
Total	6	—	(1.5)	4	2	3

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	3	(2)	—	1
QFNA	(21)	(2)	—	(24)
PBNA	5	(12)	—	(7)
LatAm	16	(3)	1	14
Europe	28	(21)	—	7
AMESA	(11)	9	—	(2)
APAC	3	(9)	(1)	(7)
Corporate unallocated expenses	(19)	36	—	17
Total	11	(14)	—	(3)

EPS	(74)	71	—	(2.5)
Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Discussion of Fourth-Quarter 2019 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-7, reported operating results were driven by the following:
Frito-Lay North America (FLNA)
Operating profit increased 3%, primarily reflecting productivity savings and net revenue growth, partially offset by certain operating cost increases and higher advertising and marketing expenses. Additionally, a gain on the sale of an asset contributed 2 percentage points to operating profit growth.
Quaker Foods North America (QFNA)
Operating profit decreased 21%, primarily reflecting certain operating cost increases, higher advertising and marketing expenses, unfavorable net pricing and a 4-percentage-point impact of higher commodity costs. These impacts were partially offset by productivity savings, favorable mix and volume growth.
PepsiCo Beverages North America (PBNA)
Operating profit increased 5%, primarily driven by a 12-percentage-point impact of lower restructuring and impairment charges. Net revenue growth and productivity savings contributed to operating profit performance and were partially offset by certain operating cost increases, an 8-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. Additionally, higher current-year gains on asset sales contributed 2.5 percentage points to operating profit performance.
Latin America (LatAm)
Operating profit increased 16%, primarily reflecting productivity savings and net revenue growth, partially offset by certain operating cost increases and a 4-percentage-point impact of a prior-year insurance settlement recovery related to the 2017 earthquake in Mexico. Lower restructuring and impairment charges contributed 3 percentage points to operating profit growth.
Europe
Operating profit increased 28%, primarily reflecting net revenue growth, productivity savings and a 14-percentage-point net impact of our SodaStream International Ltd. (SodaStream) acquisition. These impacts were partially offset by certain operating cost increases, higher advertising and marketing expenses and a 14-percentage-point impact of a prior-year gain on the refranchising of our entire beverage bottling operations and snack distribution operations in Czech Republic, Hungary and Slovakia (CHS).
Africa, Middle East and South Asia (AMESA)
Operating profit decreased 11%, primarily driven by certain operating cost increases, higher advertising and marketing expenses and a 5-percentage-point impact of higher commodity costs. These impacts were partially offset by productivity savings and net revenue growth. Additionally, a prior-year gain on the sale of an asset negatively impacted operating profit performance by 8 percentage points. Merger and integration charges and higher restructuring and impairment charges negatively impacted operating profit performance by 9 percentage points.
Asia Pacific, Australia and New Zealand and China Region (APAC)
Operating profit increased 3%, primarily driven by a 9-percentage-point impact of lower restructuring and impairment charges. Additionally, certain operating cost increases and higher advertising and marketing expenses negatively impacted operating profit performance and were partially offset by volume growth and productivity savings.

Summary Full-Year 2019 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures and Other Structural Changes		Food/Snacks	Beverages
FLNA	4.5	—	—	4.5	1
QFNA	1	—	—	1	—
PBNA	3	—	(1)	3		(1)
LatAm	3	4	—	7	—	4
Europe	7	5	(6)	5.5	1	—
AMESA	—	2	4	6	7	4
APAC	4.5	3	2	9	6	4
Total	4	2	(1)	4.5	2	2

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	5	—	—	5
QFNA	(15)	(0.5)	—	(15)
PBNA	(4)	(1)	—	(6)
LatAm	9	2	2	13
Europe	6	2	5	13
AMESA	1.5	4	2.5	8
APAC	(23)	6	2	(16)
Corporate unallocated expenses	(6)	20	—	14
Total	2	(2)	1	1

EPS	(41)	38	1	(1)
Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Discussion of Full-Year 2019 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 4 and A-7, reported operating results were driven by the following:
FLNA
Operating profit grew 5%, primarily reflecting the net revenue growth and productivity savings, partially offset by certain operating cost increases and higher advertising and marketing expenses. Additionally, a prior-year bonus extended to certain U.S. employees in connection with the Tax Cuts and Jobs Act (TCJ Act) contributed 1 percentage point to operating profit growth.
QFNA
Operating profit decreased 15%, reflecting certain operating cost increases, a 5-percentage-point impact of higher commodity costs, and higher advertising and marketing expenses. These impacts were partially offset by productivity savings.
PBNA
Operating profit decreased 4%, reflecting certain operating cost increases, higher advertising and marketing expenses, an 8-percentage-point impact of higher commodity costs and the volume decline. These impacts were partially offset by the effective net pricing and productivity savings. Year-over-year gains on asset sales negatively contributed 1 percentage point to operating profit performance. A gain associated with an insurance recovery positively contributed 1 percentage point to current-year operating profit performance and was offset by less-favorable insurance adjustments compared to the prior year, which negatively impacted the current-year operating profit performance by 1 percentage point. Additionally, a prior-year bonus extended to certain U.S. employees in connection with the TCJ Act positively contributed 2 percentage points to operating profit performance.
LatAm
Operating profit increased 9%, reflecting the effective net pricing and productivity savings, partially offset by certain operating cost increases and a 10-percentage-point impact of higher commodity costs largely due to transaction-related foreign exchange. Unfavorable foreign exchange and higher restructuring and impairment charges each reduced operating profit growth by 2 percentage points.
Europe
Operating profit increased 6%, reflecting the net revenue growth, productivity savings and a 10-percentage-point net impact of our SodaStream acquisition. These impacts were partially offset by certain operating cost increases, a 10-percentage-point impact of higher commodity costs largely due to transaction-related foreign exchange, higher advertising and marketing expenses, and a 4-percentage-point impact of a prior-year gain on the refranchising of our entire beverage bottling operations and snack distribution operations in CHS. Unfavorable foreign exchange reduced operating profit growth by 5 percentage points.
AMESA
Operating profit increased 1.5%, reflecting productivity savings, the volume growth and the effective net pricing. These impacts were partially offset by certain operating cost increases, a 5-percentage-point impact of higher commodity costs and higher advertising and marketing expenses. Higher restructuring and impairment charges and unfavorable foreign exchange reduced operating profit growth by 3 percentage points and 2.5 percentage points, respectively.

APAC
Operating profit decreased 23%, primarily reflecting a 23-percentage-point impact of the gain on the prior-year refranchising of a portion of our beverage business in Thailand. Additionally, certain operating cost increases and higher advertising and marketing expenses negatively impacted operating profit performance. These impacts were partially offset by the net revenue growth and productivity savings. Higher restructuring and impairment charges negatively impacted operating profit performance by 6 percentage points.

Dividend Increase
The Company today announced a 7 percent increase in its annualized dividend to $4.09 per share from $3.82 per share, effective with the dividend expected to be paid in June 2020. This represents the Company’s 48th consecutive annual dividend per share increase.
Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market impacts.
For 2020, the Company expects:

•	Full-year organic revenue growth to be 4 percent.

•	A core effective tax rate of approximately 21 percent.

•	An increase in core constant currency EPS of 7 percent.

•	Approximately $11 billion in cash from operating activities and free cash flow of approximately $6 billion, which assumes net capital spending of approximately $5 billion.

•	Total cash returns to shareholders of approximately $7.5 billion, comprised of dividends of $5.5 billion and share repurchases of $2 billion.
Applying current market consensus rates implies approximately 1-percentage-point foreign exchange translation headwind to reported net revenue and core EPS growth. This assumption and the guidance above imply 2020 core earnings per share of $5.88, a 6 percent increase compared to 2019 core earnings per share of $5.53.
Conference Call:
At 7:45 a.m. (Eastern time) today, the Company will host a conference call with investors and financial analysts to discuss fourth quarter and full-year 2019 results and the outlook for 2020. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investors	Media
	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/28/2019	12/29/2018	12/28/2019	12/29/2018
Net Revenue	$20,640	$19,524	$67,161	$64,661
Cost of sales	9,346	8,936	30,132	29,381
Gross profit	11,294	10,588	37,029	35,280
Selling, general and administrative expenses	8,595	8,157	26,738	25,170
Operating Profit	2,699	2,431	10,291	10,110
Other pension and retiree medical benefits (expense)/income	(207)	67	(44)	298
Interest expense	(345)	(621)	(1,135)	(1,525)
Interest income and other	61	58	200	306
Income before income taxes	2,208	1,935	9,312	9,189
Provision for/(benefit from) income taxes	430	(4,932)	1,959	(3,370)
Net income	1,778	6,867	7,353	12,559
Less: Net income attributable to noncontrolling interests	12	13	39	44
Net Income Attributable to PepsiCo	$1,766	$6,854	$7,314	$12,515

Diluted
Net income attributable to PepsiCo per common share	$1.26	$4.83	$5.20	$8.78
Weighted-average common shares outstanding	1,401	1,420	1,407	1,425

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/28/2019	12/29/2018	12/28/2019	12/29/2018
Net Revenue
Frito-Lay North America	$5,148	$5,001	$17,078	$16,346
Quaker Foods North America	772	770	2,482	2,465
PepsiCo Beverages North America	6,255	6,008	21,730	21,072
Latin America	2,542	2,419	7,573	7,354
Europe	3,886	3,388	11,728	10,973
Africa, Middle East and South Asia	1,118	1,090	3,651	3,657
Asia Pacific, Australia and New Zealand and China Region	919	848	2,919	2,794
Total	$20,640	$19,524	$67,161	$64,661

Operating Profit
Frito-Lay North America	$1,564	$1,517	$5,258	$5,008
Quaker Foods North America	153	194	544	637
PepsiCo Beverages North America	460	438	2,179	2,276
Latin America	356	307	1,141	1,049
Europe	418	327	1,327	1,256
Africa, Middle East and South Asia	120	133	671	661
Asia Pacific, Australia and New Zealand and China Region	89	87	477	619
Corporate unallocated expenses	(461)	(572)	(1,306)	(1,396)
Total	$2,699	$2,431	$10,291	$10,110

PepsiCo, Inc. and Subsidiaries Consolidated Statement of Cash Flows (in millions)

	Year Ended
	12/28/2019	12/29/2018
Operating Activities
Net income	$7,353	$12,559
Depreciation and amortization	2,432	2,399
Share-based compensation expense	237	256
Restructuring and impairment charges	370	308
Cash payments for restructuring charges	(350)	(255)
Pension and retiree medical plan expenses	519	221
Pension and retiree medical plan contributions	(716)	(1,708)
Deferred income taxes and other tax charges and credits	453	(531)
Net tax related to the TCJ Act	(8)	(28)
Tax payments related to the TCJ Act	(423)	(115)
Other net tax benefits related to international reorganizations	(2)	(4,347)
Change in assets and liabilities:
Accounts and notes receivable	(650)	(253)
Inventories	(190)	(174)
Prepaid expenses and other current assets	(87)	9
Accounts payable and other current liabilities	735	882
Income taxes payable	(287)	448
Other, net	263	(256)
Net Cash Provided by Operating Activities	9,649	9,415

Investing Activities
Capital spending	(4,232)	(3,282)
Sales of property, plant and equipment	170	134
Acquisition of SodaStream, net of cash and cash equivalents acquired	(1,939)	(1,197)
Other acquisitions and investments in noncontrolled affiliates	(778)	(299)
Divestitures	253	505
Short-term investments, by original maturity:
More than three months - purchases	—	(5,637)
More than three months - maturities	16	12,824
More than three months - sales	62	1,498
Three months or less, net	19	16
Other investing, net	(8)	2
Net Cash (Used for)/Provided by Investing Activities	(6,437)	4,564

Financing Activities
Proceeds from issuances of long-term debt	4,621	—
Payments of long-term debt	(3,970)	(4,007)
Debt redemption/cash tender and exchange offers	(1,007)	(1,589)
Short-term borrowings, by original maturity:
More than three months - proceeds	6	3
More than three months - payments	(2)	(17)
Three months or less, net	(3)	(1,352)
Cash dividends paid	(5,304)	(4,930)
Share repurchases - common	(3,000)	(2,000)
Share repurchases - preferred	—	(2)
Proceeds from exercises of stock options	329	281
Withholding tax payments on restricted stock units, performance stock units and PepsiCo equity performance units converted	(114)	(103)
Other financing	(45)	(53)
Net Cash Used for Financing Activities	(8,489)	(13,769)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	78	(98)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(5,199)	112
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	10,769	10,657
Cash and Cash Equivalents and Restricted Cash, End of Year	$5,570	$10,769

PepsiCo, Inc. and Subsidiaries Consolidated Balance Sheet (in millions except per share amounts)

	12/28/2019	12/29/2018
ASSETS
Current Assets
Cash and cash equivalents	$5,509	$8,721
Short-term investments	229	272
Restricted cash	—	1,997
Accounts and notes receivable, net	7,822	7,142
Inventories:
Raw materials and packaging	1,395	1,312
Work-in-process	200	178
Finished goods	1,743	1,638
	3,338	3,128
Prepaid expenses and other current assets	747	633
Total Current Assets	17,645	21,893
Property, Plant and Equipment, net	19,305	17,589
Amortizable Intangible Assets, net	1,433	1,644
Goodwill	15,501	14,808
Other indefinite-lived intangible assets	14,610	14,181
Indefinite-Lived Intangible Assets	30,111	28,989
Investments in Noncontrolled Affiliates	2,683	2,409
Deferred Income Taxes	4,359	4,364
Other Assets	3,011	760
Total Assets	$78,547	$77,648

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$2,920	$4,026
Accounts payable and other current liabilities	17,541	18,112
Total Current Liabilities	20,461	22,138
Long-Term Debt Obligations	29,148	28,295
Deferred Income Taxes	4,091	3,499
Other Liabilities	9,979	9,114
Total Liabilities	63,679	63,046
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,391 and 1,409 shares, respectively)	23	23
Capital in excess of par value	3,886	3,953
Retained earnings	61,946	59,947
Accumulated other comprehensive loss	(14,300)	(15,119)
Repurchased common stock, in excess of par value (476 and 458 shares, respectively)	(36,769)	(34,286)
Total PepsiCo Common Shareholders’ Equity	14,786	14,518
Noncontrolling interests	82	84
Total Equity	14,868	14,602
Total Liabilities and Equity	$78,547	$77,648

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results, free cash flow and organic results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the periods presented, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plans publicly announced in 2019 and 2014.
Inventory fair value adjustments and merger and integration charges
Charges primarily related to our acquisition of SodaStream, including incremental costs related to fair value adjustments to the acquired inventory, as well as merger and integration charges.

Pension-related settlement charges
Settlement charges related to the purchase of a group annuity contract and settlement charges related to one-time lump sum payments to certain former employees who had vested benefits.
Net tax related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. Among its many provisions, the TCJ Act imposed a mandatory one-time transition tax on undistributed international earnings and reduced the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
Our provisional measurement period ended in the fourth quarter of 2018 and while our accounting for the recorded impact of the TCJ Act was deemed to be complete, additional guidance issued by the IRS impacted, and may continue to impact, our recorded amounts after December 29, 2018.
Other net tax benefits
In the year ended December 29, 2018, other net tax benefits related to the reorganization of our international operations and non-cash tax benefits associated with both the conclusion of certain international tax audits and our agreement with the IRS resolving all open matters related to the audits of taxable years 2012 and 2013.
Charges related to cash tender and exchange offers
In the year ended December 29, 2018, interest expense in connection with our cash tender and exchange offers, primarily representing the tender price paid over the carrying value of the tendered notes.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. We use free cash flow primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, when applicable, the impact of the 53rd reporting week.
2020 guidance
Our 2020 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2020 core effective tax rate guidance and 2020 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2020 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2020 organic revenue growth to our full year projected 2020 reported net revenue growth because we are unable to predict the 2020 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2020 core effective tax rate to our full year projected 2020 reported effective tax rate and our full year projected 2020 core constant currency EPS growth to our full year projected 2020 reported EPS growth because we are unable to predict the 2020 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
Quarter and Year Ended December 28, 2019
(unaudited)

	Quarter Ended 12/28/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	3%	—	—	3%	2	1
Quaker Foods North America	—%	—	—	—%	1	(1)
PepsiCo Beverages North America	4%	—	(1)	3%	—	3.5
Latin America	5%	1	—	6%	—	7
Europe	15%	—	(9)	6%	—	5
Africa, Middle East and South Asia	3%	(1)	6	8%	8	(0.5)
Asia Pacific, Australia and New Zealand and China Region	8%	1	—	9%	8	1
Total	6%	—	(1.5)	4%	1	3

	Year Ended 12/28/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	4.5%	—	—	4.5%	2	3
Quaker Foods North America	1%	—	—	1%	—	1
PepsiCo Beverages North America	3%	—	(1)	3%	(1)	4
Latin America	3%	4	—	7%	—	7
Europe	7%	5	(6)	5.5%	(1)	6
Africa, Middle East and South Asia	—%	2	4	6%	4	2.5
Asia Pacific, Australia and New Zealand and China Region	4.5%	3	2	9%	7	2
Total	4%	2	(1)	4.5%	0.5	4

(a)	Organic revenue is a financial measure that is not in accordance with GAAP.

(b)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Summary Fourth-Quarter 2019 Performance and Summary Full-Year 2019 Performance tables on pages 2 and 4, respectively, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
Quarter and Year Ended December 28, 2019 (unaudited)

	Quarter Ended 12/28/2019
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Pension-related settlement charges	Net tax related to the TCJ Act	Other net tax benefits	Charges related to cash tender and exchange offers	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	3%	—	(2)	—	—	—	—	—	1%	—	1%
Quaker Foods North America	(21)%	—	(2)	—	—	—	—	—	(24)%	—	(24)%
PepsiCo Beverages North America	5%	—	(12)	—	—	—	—	—	(7)%	—	(7)%
Latin America	16%	—	(3)	—	—	—	—	—	13%	1	14%
Europe	28%	—	(3)	(18)	—	—	—	—	7%	—	7%
Africa, Middle East and South Asia	(11)%	—	4	4.5	—	—	—	—	(2)%	—	(2)%
Asia Pacific, Australia and New Zealand and China Region	3%	—	(9)	—	—	—	—	—	(5)%	(1)	(7)%
Corporate unallocated expenses	(19)%	33	—	3	—	—	—	—	17%	—	17%
Total Operating Profit	11%	(7)	(4)	(3)	—	—	—	—	(3)%	—	(3)%
Net Income Attributable to PepsiCo	(74)%	(2)	(1.5)	(1)	3	13	62	(3)	(4)%	—	(4)%
Net Income Attributable to PepsiCo per common share – diluted	(74)%	(2)	(1.5)	(1)	3	13	62	(3)	(3)%	—	(2.5)%

	Year Ended 12/28/2019
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Pension-related settlement charges	Net tax related to the TCJ Act	Other net tax benefits	Charges related to cash tender and exchange offers	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5%	—	—	—	—	—	—	—	5%	—	5%
Quaker Foods North America	(15)%	—	(0.5)	—	—	—	—	—	(15)%	—	(15)%
PepsiCo Beverages North America	(4)%	—	(1)	—	—	—	—	—	(6)%	—	(6)%
Latin America	9%	—	2	—	—	—	—	—	10%	2	13%
Europe	6%	—	2	(1)	—	—	—	—	7%	5	13%
Africa, Middle East and South Asia	1.5%	—	3	1	—	—	—	—	5.5%	2.5	8%
Asia Pacific, Australia and New Zealand and China Region	(23)%	—	6	—	—	—	—	—	(17)%	2	(16)%
Corporate unallocated expenses	(6)%	22	(3)	1	—	—	—	—	14%	—	14%
Total Operating Profit	2%	(3)	1	—	—	—	—	—	—%	1	1%
Net Income Attributable to PepsiCo	(42)%	(2)	—	—	2	—	39	(1.5)	(4)%	1	(2)%
Net Income Attributable to PepsiCo per common share – diluted	(41)%	(2)	—	—	2	—	40	(1.5)	(2)%	1	(1)%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 28, 2019 and December 29, 2018
(in millions except per share amounts, unaudited)

	Quarter Ended 12/28/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,346	$11,294	$8,595	$2,699	$(207)	$430	$12	$1,766	$1.26	19.4%
Items Affecting Comparability
Mark-to-market net impact	38	(38)	24	(62)	—	(13)	—	(49)	(0.04)	(0.1)
Restructuring and impairment charges	(15)	15	(71)	86	2	10	1	77	0.05	(0.3)
Inventory fair value adjustments and merger and integration charges	—	—	(9)	9	—	—	—	9	0.01	(0.1)
Pension-related settlement charges	—	—	—	—	273	62	—	211	0.15	0.5
Net tax related to the TCJ Act	—	—	—	—	—	(21)	—	21	0.01	(0.9)
Core, Non-GAAP Measure (a)	$9,369	$11,271	$8,539	$2,732	$68	$468	$13	$2,035	$1.45	18.6%

	Quarter Ended 12/29/2018
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Interest expense	(Benefit from)/provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$8,936	$10,588	$8,157	$2,431	$67	$621	$(4,932)	$6,854	$4.83	(254.8)%
Items Affecting Comparability
Mark-to-market net impact	(32)	32	(74)	106	—	—	24	82	0.06	0.3
Restructuring and impairment charges	(3)	3	(194)	197	32	—	44	185	0.13	0.1
Merger and integration charges	—	—	(75)	75	—	—	—	75	0.05	(0.7)
Net tax related to the TCJ Act	—	—	—	—	—	—	882	(882)	(0.62)	45.5
Other net tax benefits	—	—	—	—	—	—	4,386	(4,386)	(3.09)	226.6
Charges related to cash tender and exchange offers	—	—	—	—	—	(253)	62	191	0.13	0.9
Core, Non-GAAP Measure (a)	$8,901	$10,623	$7,814	$2,809	$99	$368	$466	$2,119	$1.49	17.9%

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 28, 2019 and December 29, 2018
(in millions except per share amounts, unaudited)

	Year Ended 12/28/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$30,132	$37,029	$26,738	$10,291	$(44)	$1,959	$39	$7,314	$5.20	21.0%
Items Affecting Comparability
Mark-to-market net impact	57	(57)	55	(112)	—	(25)	—	(87)	(0.06)	—
Restructuring and impairment charges	(115)	115	(253)	368	2	67	5	298	0.21	(0.1)
Inventory fair value adjustments and merger and integration charges	(34)	34	(21)	55	—	8	—	47	0.03	—
Pension-related settlement charges	—	—	—	—	273	62	—	211	0.15	—
Net tax related to the TCJ Act	—	—	—	—	—	8	—	(8)	(0.01)	0.1
Core, Non-GAAP Measure (a)	$30,040	$37,121	$26,519	$10,602	$231	$2,079	$44	$7,775	$5.53	21.0%

	Year Ended 12/29/2018
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Interest expense	(Benefit from)/provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$29,381	$35,280	$25,170	$10,110	$298	$1,525	$(3,370)	$44	$12,515	$8.78	(36.7)%
Items Affecting Comparability
Mark-to-market net impact	(83)	83	(80)	163	—	—	38	—	125	0.09	0.1
Restructuring and impairment charges	(3)	3	(269)	272	36	—	56	1	251	0.18	—
Merger and integration charges	—	—	(75)	75	—	—	—	—	75	0.05	(0.2)
Net tax related to the TCJ Act	—	—	—	—	—	—	28	—	(28)	(0.02)	0.3
Other net tax benefits	—	—	—	—	—	—	5,064	—	(5,064)	(3.55)	55.1
Charges related to cash tender and exchange offers	—	—	—	—	—	(253)	62	—	191	0.13	0.2
Core, Non-GAAP Measure (a)	$29,295	$35,366	$24,746	$10,620	$334	$1,272	$1,878	$45	$8,065	$5.66	18.8%

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 28, 2019 and December 29, 2018
(in millions, unaudited)

	Quarter Ended 12/28/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,564	$—	$—	$—	$1,564
Quaker Foods North America	153	—	—	—	153
PepsiCo Beverages North America	460	—	9	—	469
Latin America	356	—	19	—	375
Europe	418	—	25	3	446
Africa, Middle East and South Asia	120	—	17	5	142
Asia Pacific, Australia and New Zealand and China Region	89	—	6	—	95
Corporate unallocated expenses	(461)	(62)	10	1	(512)
Total	$2,699	$(62)	$86	$9	$2,732

	Quarter Ended 12/29/2018
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,517	$—	$32	$—	$1,549
Quaker Foods North America	194	—	7	—	201
PepsiCo Beverages North America	438	—	65	—	503
Latin America	307	—	24	—	331
Europe	327	—	35	57	419
Africa, Middle East and South Asia	133	—	11	—	144
Asia Pacific, Australia and New Zealand and China Region	87	—	14	—	101
Corporate unallocated expenses	(572)	106	9	18	(439)
Total	$2,431	$106	$197	$75	$2,809

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 28, 2019 and December 29, 2018
(in millions, unaudited)

	Year Ended 12/28/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,258	$—	$22	$—	$5,280
Quaker Foods North America	544	—	2	—	546
PepsiCo Beverages North America	2,179	—	51	—	2,230
Latin America	1,141	—	62	—	1,203
Europe	1,327	—	99	46	1,472
Africa, Middle East and South Asia	671	—	38	7	716
Asia Pacific, Australia and New Zealand and China Region	477	—	47	—	524
Corporate unallocated expenses	(1,306)	(112)	47	2	(1,369)
Total	$10,291	$(112)	$368	$55	$10,602

	Year Ended 12/29/2018
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,008	$—	$36	$—	$5,044
Quaker Foods North America	637	—	7	—	644
PepsiCo Beverages North America	2,276	—	88	—	2,364
Latin America	1,049	—	40	—	1,089
Europe	1,256	—	59	57	1,372
Africa, Middle East and South Asia	661	—	18	—	679
Asia Pacific, Australia and New Zealand and China Region	619	—	14	—	633
Corporate unallocated expenses	(1,396)	163	10	18	(1,205)
Total	$10,110	$163	$272	$75	$10,620

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	Quarter Ended		Year Ended
	12/28/2019		12/28/2019
Reported gross margin growth	49	bps	57	bps
Mark-to-market net impact	(35)		(21)
Restructuring and impairment charges	6		17
Inventory fair value adjustments and merger and integration charges	—		5
Core gross margin growth	20	bps	58	bps
Operating Margin Growth Reconciliation

	Quarter Ended		Year Ended
	12/28/2019		12/28/2019
Reported operating margin growth	62	bps	(31)	bps
Mark-to-market net impact	(85)		(42)
Restructuring and impairment charges	(59)		13
Inventory fair value adjustments and merger and integration charges	(34)		(3)
Core operating margin growth	(115)	bps	(64)	bps
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2020 Guidance
Net cash provided by operating activities	$	~	11
Net capital spending		~	(5)
Free cash flow	$	~	6

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Schedule of Retrospectively Revised Reportable Segment Data
Supplemental Financial Information
(in millions and unaudited)

	2019
	First Quarter	Second Quarter	Third Quarter
Reported Net Revenue
Frito-Lay North America	$3,815	$4,010	$4,105
Quaker Foods North America	594	540	576
PepsiCo Beverages North America	4,510	5,322	5,643
Latin America	1,241	1,886	1,904
Europe	1,620	3,000	3,222
Africa, Middle East and South Asia	579	997	957
Asia Pacific, Australia and New Zealand and China Region	525	694	781
Total	$12,884	$16,449	$17,188

Reported Operating Profit
Frito-Lay North America	$1,159	$1,249	$1,286
Quaker Foods North America	138	127	126
PepsiCo Beverages North America	389	690	640
Latin America	230	278	277
Europe	115	339	455
Africa, Middle East and South Asia	105	236	210
Asia Pacific, Australia and New Zealand and China Region	106	116	166
Corporate unallocated expenses	(234)	(306)	(305)
Total	$2,008	$2,729	$2,855

PepsiCo, Inc. and Subsidiaries
Schedule of Retrospectively Revised Reportable Segment Data (continued)
Organic Volume Growth Rates
(unaudited)

	2018	2019
	Full Year	First Quarter	Second Quarter	Third Quarter
Frito-Lay North America	1%	2%	—%	1.5%
Quaker Foods North America	(0.5)%	(1)%	—%	(1)%
PepsiCo Beverages North America	(1)%	(2)%	(2)%	(1)%
Latin America
Food/Snacks	1%	—%	4%	(3)%
Beverages	(1)%	7%	5%	5%
Europe
Food/Snacks	4%	1%	2%	0.5%
Beverages	6%	3%	(2)%	(2)%
Africa, Middle East and South Asia
Food/Snacks	2.5%	1%	7%	7%
Beverages	1%	(2)%	2%	5.5%
Asia Pacific, Australia and New Zealand and China Region
Food/Snacks	7%	6%	4%	6%
Beverages	—%	9%	2%	3%
Total
Food/Snacks	2%	1%	2%	1%
Beverages	1%	2%	—%	2%

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Retrospectively Revised Organic Revenue Growth Rates
(unaudited)

	Quarter Ended 3/23/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	5.5%	—	—	6%	2	3
Quaker Foods North America	(1)%	0.5	(1)	(1)%	(1)	—
PepsiCo Beverages North America	2%	—	—	2.5%	(2)	4
Latin America	1%	8	—	10%	—	10
Europe	2%	12	(6)	8%	1	6
Africa, Middle East and South Asia	—%	6	0.5	6%	4	3
Asia Pacific, Australia and New Zealand and China Region	(2)%	5	9	12%	9	3
Total	3%	3	—	5%	1	4.5

	Quarter Ended 6/15/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	4.5%	—	—	5%	1	4
Quaker Foods North America	2.5%	0.5	—	3%	1	2
PepsiCo Beverages North America	2.5%	—	(0.5)	2%	(2)	4
Latin America	2%	7	—	10%	4	6
Europe	1%	9	(5)	5.5%	(1)	7
Africa, Middle East and South Asia	(5)%	4.5	3	2.5%	2	—
Asia Pacific, Australia and New Zealand and China Region	2.5%	5	—	8%	4.5	3
Total	2%	3	(1)	4.5%	—	4

	Quarter Ended 9/7/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	5.5%	—	—	5.5%	2	3.5
Quaker Foods North America	1.5%	—	—	1%	(1)	2
PepsiCo Beverages North America	3.5%	—	(1)	3%	(1)	3
Latin America	2%	2	—	4%	(3)	7
Europe	6%	3.5	(6)	4%	(2.5)	7
Africa, Middle East and South Asia	2%	1	6	9%	7	2
Asia Pacific, Australia and New Zealand and China Region	6%	2	—	9%	6	3
Total	4%	1	(1)	4%	—	4

(a)	Organic revenue is a financial measure that is not in accordance with GAAP.

(b)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Schedule of Retrospectively Revised Reportable Segment Data - Organic Volume Growth Rates on A-15, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note - Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Retrospectively Revised Organic Revenue Growth Rates (continued)
(unaudited)

	Year Ended 12/29/2018
		Impact of				Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Sales and certain other taxes	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	3.5%	—	—	—	3%	1	2
Quaker Foods North America	(1.5)%	—	—	—	(2)%	(0.5)	(1)
PepsiCo Beverages North America	1%	—	—	—	0.5%	(1)	2
Latin America	2%	6	—	—	8%	1	7
Europe	4%	2	—	0.5	7%	5	3
Africa, Middle East and South Asia	(0.5)%	2	4	—	5%	1.5	4
Asia Pacific, Australia and New Zealand and China Region	(3)%	(1)	11	0.5	8%	6	2
Total	2%	1	1	—	4%	1	3

(a)	Organic revenue is a financial measure that is not in accordance with GAAP.

(b)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Schedule of Retrospectively Revised Reportable Segment Data - Organic Volume Growth Rates on A-15, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note - Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Retrospectively Revised Operating Profit Year over Year Growth Rates
(unaudited)

	Quarter Ended 3/23/2019
		Impact of Items Affecting Comparability				Impact of
Operating Profit Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	10%	—	—	—	10%	—	11%
Quaker Foods North America	(11)%	—	—	—	(11)%	—	(11)%
PepsiCo Beverages North America	—%	—	1	—	1%	—	1%
Latin America	21%	—	(5)	—	16%	5	21%
Europe	4%	—	3	13	20%	14	33%
Africa, Middle East and South Asia	4%	—	5	—	9%	5	13%
Asia Pacific, Australia and New Zealand and China Region	15%	—	2	—	17%	5	22%
Corporate unallocated expenses	(16)%	34	(6)	—	11%	—	11%
Total	11%	(5)	1	1	8%	2	10%

	Quarter Ended 6/15/2019
		Impact of Items Affecting Comparability				Impact of
Operating Profit Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	—	—	4%	—	4.5%
Quaker Foods North America	(12)%	—	—	—	(13)%	—	(13)%
PepsiCo Beverages North America	(8)%	—	—	—	(7)%	—	(7)%
Latin America	4%	—	6	—	10%	3	13%
Europe	(16)%	—	12	6	2%	9	11%
Africa, Middle East and South Asia	(6)%	—	2	—	(4)%	4	—%
Asia Pacific, Australia and New Zealand and China Region	(58)%	—	12	—	(46)%	2	(44)%
Corporate unallocated expenses	15%	(4)	(6)	—	5%	—	5%
Total	(10)%	—	4	1	(5)%	2	(2.5)%

	Quarter Ended 9/7/2019
		Impact of Items Affecting Comparability				Impact of
Operating Profit Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	1	—	5%	—	5%
Quaker Foods North America	(12)%	—	1	—	(11)%	—	(11)%
PepsiCo Beverages North America	(9)%	—	2	—	(7)%	—	(7)%
Latin America	(3)%	—	6	—	4%	1	5%
Europe	10%	—	—	—	10%	4.5	15%
Africa, Middle East and South Asia	19%	—	3	1	23%	2	25%
Asia Pacific, Australia and New Zealand and China Region	3.5%	—	3	—	6%	1	7%
Corporate unallocated expenses	10%	11	(1)	—	20%	—	20%
Total	—%	(1)	2	—	2%	1	3%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note - Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Retrospectively Revised Operating Profit by Division
(in millions and unaudited)

	Quarter Ended 3/23/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,159	$—	$—	$—	$1,159
Quaker Foods North America	138	—	—	—	138
PepsiCo Beverages North America	389	—	6	—	395
Latin America	230	—	—	—	230
Europe	115	—	6	15	136
Africa, Middle East and South Asia	105	—	8	—	113
Asia Pacific, Australia and New Zealand and China Region	106	—	3	—	109
Corporate unallocated expenses	(234)	(60)	8	—	(286)
Total	$2,008	$(60)	$31	$15	$1,994

	Quarter Ended 6/15/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,249	$—	$6	$—	$1,255
Quaker Foods North America	127	—	—	—	127
PepsiCo Beverages North America	690	—	10	—	700
Latin America	278	—	21	—	299
Europe	339	—	53	23	415
Africa, Middle East and South Asia	236	—	8	—	244
Asia Pacific, Australia and New Zealand and China Region	116	—	34	—	150
Corporate unallocated expenses	(306)	6	26	1	(273)
Total	$2,729	$6	$158	$24	$2,917

	Quarter Ended 9/7/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,286	$—	$16	$—	$1,302
Quaker Foods North America	126	—	2	—	128
PepsiCo Beverages North America	640	—	26	—	666
Latin America	277	—	22	—	299
Europe	455	—	15	5	475
Africa, Middle East and South Asia	210	—	5	2	217
Asia Pacific, Australia and New Zealand and China Region	166	—	4	—	170
Corporate unallocated expenses	(305)	4	3	—	(298)
Total	$2,855	$4	$93	$7	$2,959

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2020 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity or reinvestment initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; water scarcity; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that can result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in the e-commerce channel and hard discounters; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; failure to adequately protect our intellectual property rights or infringement of intellectual property rights of others; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.